Exhibit 99.2

Quarterly Financial Supplement - 4Q 2016

Page #

Consolidated Financial Summary	1
Consolidated Income Statement Information	2
Consolidated Financial Information and Statistical Data	3
Consolidated Loans and Lending Commitments	4
Institutional Securities Income Statement Information	5
Institutional Securities Financial Information and Statistical Data	6
Wealth Management Income Statement Information	7
Wealth Management Financial Information and Statistical Data	8
Investment Management Income Statement Information	9
Investment Management Financial Information and Statistical Data	10
U.S. Bank Supplemental Financial Information	11
Consolidated Return on Average Common Equity Financial Information	12
Earnings Per Share Summary	13
End Notes	14
Definition of U.S. GAAP to Non-GAAP Measures and Performance Metrics	15 - 16
Legal Notice	17

Consolidated Financial Summary
(unaudited, dollars in millions, except for per share data)

	Quarter Ended			Percentage Change From:		Twelve Months Ended		Percentage
	Dec 31, 2016	Sept 30, 2016	Dec 31, 2015	Sept 30, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015	Change
Net revenues
Institutional Securities	$4,614	$4,553	$3,419	1%	35%	$17,459	$17,953	(3%)
Wealth Management	3,990	3,881	3,751	3%	6%	15,350	15,100	2%
Investment Management	500	552	621	(9%)	(19%)	2,112	2,315	(9%)
Intersegment Eliminations	(83)	(77)	(53)	(8%)	(57%)	(290)	(213)	(36%)
Net revenues	$9,021	$8,909	$7,738	1%	17%	$34,631	$35,155	(1%)

Income (loss) from continuing operations before tax
Institutional Securities	$1,326	$1,383	$548	(4%)	142%	$5,123	$4,671	10%
Wealth Management	891	901	768	(1%)	16%	3,437	3,332	3%
Investment Management	28	97	123	(71%)	(77%)	287	492	(42%)
Intersegment Eliminations	1	0	0	*	*	1	0	*
Income (loss) from continuing operations before tax	$2,246	$2,381	$1,439	(6%)	56%	$8,848	$8,495	4%

Net Income (loss) applicable to Morgan Stanley
Institutional Securities	$1,104	$966	$341	14%	*	$3,649	$3,696	(1%)
Wealth Management	531	564	480	(6%)	11%	2,104	2,085	1%
Investment Management	30	67	87	(55%)	(66%)	225	346	(35%)
Intersegment Eliminations	1	0	0	*	*	1	0	*
Net Income (loss) applicable to Morgan Stanley	$1,666	$1,597	$908	4%	83%	$5,979	$6,127	(2%)

Financial Metrics:

Earnings per diluted share	$0.81	$0.81	$0.39	--	108%	$2.92	$2.90	1%
Earnings per diluted share excluding DVA	$0.81	$0.81	$0.43	--	88%	$2.92	$2.70	8%

Return on average common equity	8.7%	8.7%	4.4%			8.0%	8.5%
Return on average common equity excluding DVA	8.7%	8.7%	4.9%			8.0%	7.8%

Notes:	-
Effective January 1, 2016, the Firm early adopted the provision of new accounting guidance that requires unrealized gains and losses from Morgan Stanley’s debt-related credit spreads and other credit factors (Debt Valuation Adjustments, or DVA) to be presented in other comprehensive income as opposed to net revenues and net income.  This change is reflected in the consolidated results and the Institutional Securities segment for 2016.  Results for 2015 were not restated pursuant to this guidance.

	-	Refer to End Notes, U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 14 - 17.

Consolidated Income Statement Information
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Twelve Months Ended		Percentage
	Dec 31, 2016	Sept 30, 2016	Dec 31, 2015	Sept 30, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015	Change
Revenues:
Investment banking	$1,377	$1,225	$1,310	12%	5%	$4,933	$5,594	(12%)
Trading	2,789	2,609	1,465	7%	90%	10,209	10,114	1%
Investments	(19)	87	133	*	*	160	541	(70%)
Commissions and fees	1,043	991	1,095	5%	(5%)	4,109	4,554	(10%)
Asset management, distribution and admin. fees	2,754	2,686	2,611	3%	5%	10,697	10,766	(1%)
Other	194	308	87	(37%)	123%	825	493	67%
Total non-interest revenues	8,138	7,906	6,701	3%	21%	30,933	32,062	(4%)

Interest income	1,868	1,734	1,514	8%	23%	7,016	5,835	20%
Interest expense	985	731	477	35%	106%	3,318	2,742	21%
Net interest	883	1,003	1,037	(12%)	(15%)	3,698	3,093	20%
Net revenues	9,021	8,909	7,738	1%	17%	34,631	35,155	(1%)
Non-interest expenses:
Compensation and benefits	4,083	4,097	3,650	--	12%	15,878	16,016	(1%)

Non-compensation expenses:
Occupancy and equipment	311	339	348	(8%)	(11%)	1,308	1,382	(5%)
Brokerage, clearing and exchange fees	480	491	457	(2%)	5%	1,920	1,892	1%
Information processing and communications	460	456	467	1%	(1%)	1,787	1,767	1%
Marketing and business development	169	130	194	30%	(13%)	587	681	(14%)
Professional services	578	489	638	18%	(9%)	2,128	2,298	(7%)
Other	694	526	545	32%	27%	2,175	2,624	(17%)
Total non-compensation expenses	2,692	2,431	2,649	11%	2%	9,905	10,644	(7%)

Total non-interest expenses	6,775	6,528	6,299	4%	8%	25,783	26,660	(3%)

Income (loss) from continuing operations before taxes	2,246	2,381	1,439	(6%)	56%	8,848	8,495	4%
Income tax provision / (benefit) from continuing operations (1)	566	749	496	(24%)	14%	2,726	2,200	24%
Income (loss) from continuing operations	1,680	1,632	943	3%	78%	6,122	6,295	(3%)
Gain (loss) from discontinued operations after tax	0	8	(7)	*	*	1	(16)	*
Net income (loss)	$1,680	$1,640	$936	2%	79%	$6,123	$6,279	(2%)
Net income applicable to nonredeemable noncontrolling interests	14	43	28	(67%)	(50%)	144	152	(5%)
Net income (loss) applicable to Morgan Stanley	1,666	1,597	908	4%	83%	5,979	6,127	(2%)
Preferred stock dividend / Other	157	79	155	99%	1%	471	456	3%
Earnings (loss) applicable to Morgan Stanley common shareholders	$1,509	$1,518	$753	(1%)	100%	$5,508	$5,671	(3%)

Pre-tax profit margin	25%	27%	19%			26%	24%
Compensation and benefits as a % of net revenues	45%	46%	47%			46%	46%
Non-compensation expenses as a % of net revenues	30%	27%	34%			29%	30%
Effective tax rate from continuing operations (1)	25.2%	31.5%	34.5%			30.8%	25.9%

Notes:	-	Refer to End Notes, U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 14 - 17.

Consolidated Financial Information and Statistical Data
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Twelve Months Ended		Percentage
	Dec 31, 2016	Sept 30, 2016	Dec 31, 2015	Sept 30, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015	Change

Regional revenues
Americas	$6,573	$6,624	$5,721	(1%)	15%	$25,487	$25,080	2%
EMEA (Europe, Middle East, Africa)	1,317	1,236	957	7%	38%	4,994	5,353	(7%)
Asia	1,131	1,049	1,060	8%	7%	4,150	4,722	(12%)
Consolidated net revenues	$9,021	$8,909	$7,738	1%	17%	$34,631	$35,155	(1%)

Worldwide employees	55,311	55,256	56,218	--	(2%)

Deposits	$155,863	$151,843	$156,034	3%	--
Assets	$811,180	$813,891	$787,465	--	3%
Risk-weighted assets	$359,405	$358,486	$384,162	--	(6%)
Global liquidity reserve	$202,297	$197,094	$203,264	3%	--
Long-term debt outstanding	$164,775	$163,927	$153,768	1%	7%
Maturities of long-term debt outstanding (next 12 months)	$26,126	$27,255	$22,396	(4%)	17%

Common equity	$68,530	$69,629	$67,662	(2%)	1%
Less: Goodwill and intangible assets	(9,296)	(9,329)	(9,564)	--	(3%)
Tangible common equity	$59,234	$60,300	$58,098	(2%)	2%

Preferred equity	$7,520	$7,520	$7,520	--	--
Junior subordinated debt issued to capital trusts (1)	$-	$-	$2,870	--	*

Period end common shares outstanding (millions)	1,852	1,876	1,920	(1%)	(4%)
Book value per common share	$36.99	$37.11	$35.24
Tangible book value per common share	$31.98	$32.13	$30.26

Common Equity Tier 1 capital Advanced (Transitional)	$60,480	$60,340	$59,409	--	2%
Tier 1 capital Advanced (Transitional)	$68,219	$67,603	$66,722	1%	2%

Common Equity Tier 1 capital ratio Advanced (Transitional)	16.8%	16.8%	15.5%
Pro-forma Common Equity Tier 1 capital ratio Advanced (Fully Phased-in)	15.8%	15.8%	14.0%
Tier 1 capital ratio Advanced (Transitional)	19.0%	18.9%	17.4%
Tier 1 leverage ratio (Transitional)	8.4%	8.3%	8.3%
Supplementary Leverage Ratio (Transitional)	6.4%	6.3%	6.1%
Pro-forma Supplementary Leverage Ratio (Fully Phased-in)	6.3%	6.2%	5.8%

Notes:	-	Refer to End Notes, U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 14 - 17.

Consolidated Loans and Lending Commitments
(unaudited, dollars in billions)

	Quarter Ended			Percentage Change From:
	Dec 31, 2016	Sept 30, 2016	Dec 31, 2015	Sept 30, 2016	Dec 31, 2015

Institutional Securities

Corporate loans (1)	$13.6	$14.5	$16.2	(6%)	(16%)

Corporate lending commitments (2)	$86.0	$80.5	$91.6	7%	(6%)

Corporate Loans and Lending Commitments (3)	$99.6	$95.0	$107.8	5%	(8%)

Other loans	$28.9	$29.4	$30.7	(2%)	(6%)

Other lending commitments	$4.2	$5.0	$4.0	(16%)	5%

Other Loans and Lending Commitments (4)	$33.1	$34.4	$34.7	(4%)	(5%)

Institutional Securities Loans and Lending Commitments (5)	$132.7	$129.4	$142.5	3%	(7%)

Wealth Management

Loans	$60.4	$57.8	$49.5	4%	22%

Lending commitments	$8.3	$8.1	$5.8	2%	43%

Wealth Management Loans and Lending Commitments (6)	$68.7	$65.9	$55.3	4%	24%

Consolidated Loans and Lending Commitments	$201.4	$195.3	$197.8	3%	2%

Notes:	-	Refer to End Notes, U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 14 - 17.

Institutional Securities
Income Statement Information
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Twelve Months Ended		Percentage
	Dec 31, 2016	Sept 30, 2016	Dec 31, 2015	Sept 30, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015	Change
Revenues:
Investment banking	$1,274	$1,104	$1,214	15%	5%	$4,476	$5,008	(11%)
Trading	2,605	2,393	1,209	9%	115%	9,387	9,400	--
Investments	3	36	33	(92%)	(91%)	147	274	(46%)
Commissions and fees	602	592	603	2%	--	2,456	2,616	(6%)
Asset management, distribution and admin. fees	83	68	70	22%	19%	293	281	4%
Other	150	243	31	(38%)	*	535	221	142%
Total non-interest revenues	4,717	4,436	3,160	6%	49%	17,294	17,800	(3%)

Interest income	1,006	980	772	3%	30%	4,005	3,190	26%
Interest expense	1,109	863	513	29%	116%	3,840	3,037	26%
Net interest	(103)	117	259	*	*	165	153	8%
Net revenues	4,614	4,553	3,419	1%	35%	17,459	17,953	(3%)

Compensation and benefits	1,611	1,657	1,226	(3%)	31%	6,275	6,467	(3%)
Non-compensation expenses	1,677	1,513	1,645	11%	2%	6,061	6,815	(11%)
Total non-interest expenses	3,288	3,170	2,871	4%	15%	12,336	13,282	(7%)

Income (loss) from continuing operations before taxes	1,326	1,383	548	(4%)	142%	5,123	4,671	10%
Income tax provision / (benefit) from continuing operations (1)	209	381	167	(45%)	25%	1,318	825	60%
Income (loss) from continuing operations	1,117	1,002	381	11%	193%	3,805	3,846	(1%)
Gain (loss) from discontinued operations after tax	(2)	8	(7)	*	71%	(1)	(17)	94%
Net income (loss)	1,115	1,010	374	10%	198%	3,804	3,829	(1%)
Net income applicable to nonredeemable noncontrolling interests	11	44	33	(75%)	(67%)	155	133	17%
Net income (loss) applicable to Morgan Stanley	$1,104	$966	$341	14%	*	$3,649	$3,696	(1%)

Pre-tax profit margin	29%	30%	16%			29%	26%
Compensation and benefits as a % of net revenues	35%	36%	36%			36%	36%

Notes:	-
Effective July 1, 2016, the Wealth Management and Institutional Securities segments entered into an agreement whereby Institutional Securities assumed management of Wealth Management’s fixed income client-driven trading activities and related employees in an effort to build synergies across the businesses and more efficiently risk manage the Firm’s trading activities.  Accordingly, Institutional Securities began to pay fees to Wealth Management based on distribution activity which are reflected as Commissions and fees revenues for Wealth Management and as Brokerage, clearing and exchange fees expense for Institutional Securities.  Institutional Securities results also reflect the ongoing revenues and compensation and benefits expenses related to these fixed income trading activities. Prior periods have not been recast for this new inter-segment agreement.

-
Effective January 1, 2016, the Firm early adopted the provision of new accounting guidance that requires unrealized gains and losses from Morgan Stanley’s debt-related credit spreads and other credit factors (DVA) to be presented in other comprehensive income as opposed to net revenues and net income.  Results for 2015 were not restated pursuant to this guidance.

	-	Refer to End Notes, U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 14 - 17.

Institutional Securities
Financial Information and Statistical Data
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Twelve Months Ended		Percentage
	Dec 31, 2016	Sept 30, 2016	Dec 31, 2015	Sept 30, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015	Change
Investment Banking
Advisory revenues	$628	$504	$516	25%	22%	$2,220	$1,967	13%
Underwriting revenues
Equity	225	236	352	(5%)	(36%)	887	1,398	(37%)
Fixed income	421	364	346	16%	22%	1,369	1,643	(17%)
Total underwriting revenues	646	600	698	8%	(7%)	2,256	3,041	(26%)

Total investment banking revenues	$1,274	$1,104	$1,214	15%	5%	$4,476	$5,008	(11%)

Sales & Trading
Equity	$1,953	$1,883	$1,784	4%	9%	$8,037	$8,288	(3%)
Fixed Income	1,468	1,479	460	(1%)	*	5,117	4,758	8%
Other	(234)	(192)	(103)	(22%)	(127%)	(853)	(596)	(43%)
Total sales & trading net revenues	$3,187	$3,170	$2,141	1%	49%	$12,301	$12,450	(1%)

Investments & Other
Investments	$3	$36	$33	(92%)	(91%)	$147	$274	(46%)
Other	150	243	31	(38%)	*	535	221	142%
Total investments & other revenues	$153	$279	$64	(45%)	139%	$682	$495	38%

Institutional Securities net revenues	$4,614	$4,553	$3,419	1%	35%	$17,459	$17,953	(3%)

Average Daily 95% / One-Day Value-at-Risk ("VaR")
Primary Market Risk Category ($ millions, pre-tax)
Interest rate and credit spread	$25	$26	$31
Equity price	$14	$15	$18
Foreign exchange rate	$9	$7	$11
Commodity price	$8	$9	$12

Aggregation of Primary Risk Categories	$32	$32	$43

Credit Portfolio VaR	$17	$22	$13

Trading VaR	$39	$42	$46

Notes:	-
Effective January 1, 2016, the Firm early adopted the provision of new accounting guidance that requires unrealized gains and losses from DVA to be presented in other comprehensive income as opposed to net revenues and net income.  Results for 2015 were not restated pursuant to this guidance.  Sales and trading net revenues included positive / (negative) revenue related to DVA as follows:

December 31, 2015: Total QTD: $(124) million; Fixed Income: $(90) million; Equity: $(34) million
December 31, 2015: Total YTD: $618 million; Fixed Income: $455 million; Equity: $163 million
	-	Refer to End Notes, U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 14 - 17.

Wealth Management
Income Statement Information
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Twelve Months Ended		Percentage
	Dec 31, 2016	Sept 30, 2016	Dec 31, 2015	Sept 30, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015	Change
Revenues:
Investment banking	$111	$129	$105	(14%)	6%	$484	$623	(22%)
Trading	186	229	256	(19%)	(27%)	861	731	18%
Investments	2	0	0	*	*	0	18	*
Commissions and fees	477	433	500	10%	(5%)	1,745	1,981	(12%)
Asset management, distribution and admin. fees	2,185	2,133	2,065	2%	6%	8,454	8,536	(1%)
Other	45	72	46	(38%)	(2%)	277	255	9%
Total non-interest revenues	3,006	2,996	2,972	--	1%	11,821	12,144	(3%)

Interest income	1,075	979	809	10%	33%	3,888	3,105	25%
Interest expense	91	94	30	(3%)	*	359	149	141%
Net interest	984	885	779	11%	26%	3,529	2,956	19%
Net revenues	3,990	3,881	3,751	3%	6%	15,350	15,100	2%

Compensation and benefits	2,223	2,203	2,146	1%	4%	8,666	8,595	1%
Non-compensation expenses	876	777	837	13%	5%	3,247	3,173	2%
Total non-interest expenses	3,099	2,980	2,983	4%	4%	11,913	11,768	1%

Income (loss) from continuing operations before taxes	891	901	768	(1%)	16%	3,437	3,332	3%
Income tax provision / (benefit) from continuing operations	360	337	288	7%	25%	1,333	1,247	7%
Income (loss) from continuing operations	531	564	480	(6%)	11%	2,104	2,085	1%
Gain (loss) from discontinued operations after tax	0	0	0	--	--	0	0	--
Net income (loss)	531	564	480	(6%)	11%	2,104	2,085	1%
Net income applicable to nonredeemable noncontrolling interests	-	-	-	--	--	-	-	--
Net income (loss) applicable to Morgan Stanley	$531	$564	$480	(6%)	11%	$2,104	$2,085	1%

Pre-tax profit margin	22%	23%	20%			22%	22%
Compensation and benefits as a % of net revenues	56%	57%	57%			56%	57%

Notes:	-
Effective July 1, 2016, the Wealth Management and Institutional Securities segments entered into an agreement whereby Institutional Securities assumed management of Wealth Management’s fixed income client-driven trading activities and related employees in an effort to build synergies across the businesses and more efficiently risk manage the Firm’s trading activities.  Accordingly, Institutional Securities began to pay fees to Wealth Management based on distribution activity which are reflected as Commissions and fees revenues for Wealth Management and as Brokerage, clearing and exchange fees expense for Institutional Securities.  Institutional Securities results also reflect the ongoing revenues and compensation and benefits expenses related to these fixed income trading activities. Prior periods have not been recast for this new inter-segment agreement.

	-	Refer to End Notes, U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 14 - 17.

Wealth Management
Financial Information and Statistical Data
(unaudited)

	Quarter Ended			Percentage Change From:
	Dec 31, 2016	Sept 30, 2016	Dec 31, 2015	Sept 30, 2016	Dec 31, 2015

Bank deposit program (billions)	$153	$149	$149	3%	3%

Wealth Management Metrics

Wealth Management representatives	15,763	15,856	15,889	(1%)	(1%)

Annualized revenue per representative (000's)	$1,010	$977	$947	3%	7%

Client assets (billions)	$2,103	$2,090	$1,985	1%	6%
Client assets per representative (millions)	$133	$132	$125	1%	6%
Client liabilities (billions)	$73	$70	$64	4%	14%

Fee-based asset flows (billions)	$17.1	$13.5	$11.4	27%	50%
Fee-based client account assets (billions)	$877	$855	$795	3%	10%
Fee-based assets as a % of client assets	42%	41%	40%

Retail locations	601	608	608	(1%)	(1%)

Notes:	-	Refer to End Notes, U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 14 - 17.

Investment Management
Income Statement Information
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Twelve Months Ended		Percentage
	Dec 31, 2016	Sept 30, 2016	Dec 31, 2015	Sept 30, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015	Change
Revenues:
Investment banking	$1	$(2)	$-	*	*	$-	$1	*
Trading	6	(3)	2	*	200%	(2)	(1)	(100%)
Investments (1)	(24)	51	100	*	*	13	249	(95%)
Commissions and fees	0	0	1	--	*	3	1	200%
Asset management, distribution and admin. fees	512	508	502	1%	2%	2,063	2,049	1%
Other	3	(3)	17	*	(82%)	31	32	(3%)
Total non-interest revenues	498	551	622	(10%)	(20%)	2,108	2,331	(10%)

Interest income	0	1	1	*	*	5	2	150%
Interest expense	(2)	0	2	*	*	1	18	(94%)
Net interest	2	1	(1)	100%	*	4	(16)	*
Net revenues	500	552	621	(9%)	(19%)	2,112	2,315	(9%)

Compensation and benefits	249	237	278	5%	(10%)	937	954	(2%)
Non-compensation expenses	223	218	220	2%	1%	888	869	2%
Total non-interest expenses	472	455	498	4%	(5%)	1,825	1,823	--

Income (loss) from continuing operations before taxes	28	97	123	(71%)	(77%)	287	492	(42%)
Income tax provision / (benefit) from continuing operations	(3)	31	41	*	*	75	128	(41%)
Income (loss) from continuing operations	31	66	82	(53%)	(62%)	212	364	(42%)
Gain (loss) from discontinued operations after tax	2	0	0	*	*	2	1	100%
Net income (loss)	33	66	82	(50%)	(60%)	214	365	(41%)
Net income applicable to nonredeemable noncontrolling interests	3	(1)	(5)	*	*	(11)	19	*
Net income (loss) applicable to Morgan Stanley	$30	$67	$87	(55%)	(66%)	$225	$346	(35%)

Pre-tax profit margin	6%	18%	20%			14%	21%
Compensation and benefits as a % of net revenues	50%	43%	45%			44%	41%

Notes:	-	Refer to End Notes, U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 14 - 17.

Investment Management
Financial Information and Statistical Data
(unaudited)

	Quarter Ended			Percentage Change From:		Twelve Months Ended		Percentage
	Dec 31, 2016	Sept 30, 2016	Dec 31, 2015	Sept 30, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015	Change

Assets under management or supervision (billions)

Net flows by asset class (1)
Equity	$(1.0)	$(1.9)	$(1.9)	47%	47%	$(5.0)	$(14.8)	66%
Fixed Income	0.3	0.9	-	(67%)	*	(0.8)	(2.2)	64%
Liquidity	9.2	5.4	1.4	70%	*	14.6	20.7	(29%)
Alternative / Other products (2)	(0.5)	(0.5)	(0.5)	--	--	(2.2)	3.6	*

Total net flows	$8.0	$3.9	$(1.0)	105%	*	$6.6	$7.3	(10%)

Assets under management or supervision by asset class (3)
Equity	$79	$83	$83	(5%)	(5%)
Fixed Income	60	63	60	(5%)	--
Liquidity	163	154	149	6%	9%
Alternative / Other products	115	117	114	(2%)	1%

Total Assets Under Management or Supervision	$417	$417	$406	--	3%
Share of minority stake assets	$8	$7	$8	14%	--

Notes:	-	Refer to End Notes, U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 14 - 17.

U.S. Bank Supplemental Financial Information
(unaudited, dollars in billions)

	Quarter Ended			Percentage Change From:
	Dec 31, 2016	Sept 30, 2016	Dec 31, 2015	Sept 30, 2016	Dec 31, 2015

U.S. Bank assets	$180.7	$173.9	$174.2	4%	4%

U.S. Bank investment securities portfolio (1)	$63.9	$64.7	$57.9	(1%)	10%

Wealth Management U.S. Bank Data
Securities-based lending and other loans	$36.0	$34.1	$28.6	6%	26%
Residential real estate loans	24.4	23.6	20.9	3%	17%
Total Securities-based and residential loans	$60.4	$57.7	$49.5	5%	22%

Institutional Securities U.S. Bank Data
Corporate Lending	$6.4	$8.3	$10.0	(23%)	(36%)
Other Lending:
Corporate loans	13.9	12.7	12.9	9%	8%
Wholesale real estate and other loans	9.9	9.9	8.9	--	11%
Total other loans	$23.8	$22.6	$21.8	5%	9%
Total corporate and other loans	$30.2	$30.9	$31.8	(2%)	(5%)

Notes:	-	Refer to End Notes, U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 14 - 17.

Consolidated Return on Average Common Equity Financial Information
(unaudited, dollars in billions)

	Quarter Ended			Percentage Change From:		Twelve Months Ended		Percentage
	Dec 31, 2016	Sept 30, 2016	Dec 31, 2015	Sept 30, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015	Change
Average Common Equity
Institutional Securities	$43.2	$43.2	$32.3	--	34%	$43.2	$34.6	25%
Wealth Management	15.3	15.3	12.0	--	28%	15.3	11.2	37%
Investment Management	2.8	2.8	2.0	--	40%	2.8	2.2	27%
Parent	7.8	8.2	21.4	(5%)	(64%)	7.6	18.9	(60%)
Firm	$69.1	$69.5	$67.7	(1%)	2%	$68.9	$66.9	3%

Return on average Common Equity
Institutional Securities	9%	8%	3%			8%	10%
Wealth Management	13%	14%	14%			13%	17%
Investment Management	4%	9%	17%			8%	16%
Firm	9%	9%	4%			8%	8%

Notes:	-
Beginning in 2016, the amount of capital allocated to the business segments was set at the beginning of the year, and will remain fixed throughout the year until the next annual reset.  Differences between Available and Required Capital will be reflected in Parent equity during the year.  Periods prior to 2016 have not been recast under the new methodology.

	-	Refer to End Notes, U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 14 - 17.

Earnings Per Share Summary
(unaudited, dollars in millions, except for per share data)

	Quarter Ended			Percentage Change From:		Twelve Months Ended		Percentage
	Dec 31, 2016	Sept 30, 2016	Dec 31, 2015	Sept 30, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015	Change

Income (loss) from continuing operations	$1,680	$1,632	$943	3%	78%	$6,122	$6,295	(3%)
Net income applicable to nonredeemable noncontrolling interests	14	43	28	(67%)	(50%)	144	152	(5%)
Income (loss) from continuing operations applicable to Morgan Stanley	1,666	1,589	915	5%	82%	5,978	6,143	(3%)
Less: Preferred Dividends and allocation of earnings to Participating Restricted Stock Units	157	79	155	99%	1%	471	456	3%
Income (loss) from continuing operations applicable to Morgan Stanley common shareholders	1,509	1,510	760	--	99%	5,507	5,687	(3%)

Gain (loss) from discontinued operations after tax	0	8	(7)	*	*	1	(16)	*
Less: Gain (loss) from discontinued operations after tax applicable to noncontrolling interests	0	0	0	--	--	0	0	--
Less: Allocation of earnings to Participating Restricted Stock Units	0	0	0	--	--	0	0	--
Earnings (loss) from discontinued operations applicable to Morgan Stanley common shareholders	0	8	(7)	*	*	1	(16)	*

Earnings (loss) applicable to Morgan Stanley common shareholders	$1,509	$1,518	$753	(1%)	100%	$5,508	$5,671	(3%)

Average basic common shares outstanding (millions)	1,806	1,838	1,889	(2%)	(4%)	1,849	1,909	(3%)

Earnings per basic share:
Income from continuing operations	$0.84	$0.82	$0.40	2%	110%	$2.98	$2.98	--
Discontinued operations	$-	$0.01	$-	*	--	$-	$(0.01)	*
Earnings per basic share	$0.84	$0.83	$0.40	1%	110%	$2.98	$2.97	--

Average diluted common shares outstanding and common stock equivalents (millions)	1,853	1,879	1,939	(1%)	(4%)	1,887	1,953	(3%)

Earnings per diluted share:
Income from continuing operations	$0.81	$0.80	$0.39	1%	108%	$2.92	$2.91	--
Discontinued operations	$-	$0.01	$-	*	--	$-	$(0.01)	*
Earnings per diluted share	$0.81	$0.81	$0.39	--	108%	$2.92	$2.90	1%

Notes:	- Refer to End Notes, U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 14 - 17.

End Notes

Page 2:
(1)
For the quarter ended December 31, 2016, income tax provision / (benefit) from continuing operations included a net discrete tax benefit of $135 million primarily related to the remeasurement of reserves and related interest due to new information regarding the status of a multi-year tax authority examination.  For the year ended December 31, 2015, income tax provision / (benefit) from continuing operations included a net discrete tax benefit of approximately $564 million primarily associated with the repatriation of non-U.S. earnings at a cost lower than originally estimated due to an internal restructuring to simplify the Firm's legal entity organization in the U.K.

Page 3:
(1)
During the quarter ended September 30, 2016, Morgan Stanley redeemed all of its issued and outstanding Capital Securities pursuant to the optional redemption provisions provided in the respective governing documents.

Page 4:
(1)	For the quarters ended December 31, 2016, September 30, 2016, and December 31, 2015, the percentage of Institutional Securities corporate loans by credit rating was as follows:
- % investment grade: 32%, 38% and 36%
- % non-investment grade: 68%, 62% and 64%
(2)	For the quarters ended December 31, 2016, September 30, 2016, and December 31, 2015, the percentage of Institutional Securities corporate lending commitments by credit rating was as follows:
- % investment grade: 69%, 75% and 73%
- % non-investment grade: 31%, 25% and 27%
(3)
At December 31, 2016, September 30, 2016 and December 31, 2015, the event-driven portfolio of loans and lending commitments to non-investment grade borrowers were $15.3 billion, $7.9 billion and $13.5 billion, respectively.

(4)
The Institutional Securities business segment engages in other lending activity.  These activities include commercial and residential mortgage lending, asset-backed lending, corporate loans purchased in the secondary market, financing extended to equities and commodities customers, and loans to municipalities.

(5)
For the quarters ended December 31, 2016, and December 31, 2015, Institutional Securities recorded a provision (release) for credit losses of $(2.1) million and $37.3 million, respectively, related to loans. For the quarter ended September 30, 2016, there was no material provision recorded by Institutional Securities related to loans. For the quarters ended December 31, 2016, September 30, 2016, and December 31, 2015, a provision for credit losses of $3.4 million, $6.4 million and $22.8 million was recorded, respectively, related to lending commitments.

(6)
For the quarters ended December 31, 2016, September 30, 2016, and December 31, 2015, Wealth Management recorded a provision for credit losses of $3.3 million, $1.6 million and $14.9 million, respectively, related to loans. For the quarters ended December 31, 2016, September 30, 2016, and December 31, 2015, a provision (release) of $0.2 million, $(0.5) million and $1.4 million, respectively, related to lending commitments.

Page 5:
(1)
For the quarter ended December 31, 2016, income tax provision / (benefit) from continuing operations included a net discrete tax benefit of $137 million primarily related to the remeasurement of reserves and related interest due to new information regarding the status of a multi-year tax authority examination.  For the year ended December 31, 2015, income tax provision / (benefit) from continuing operations included a net discrete tax benefit of approximately $564 million primarily associated with the repatriation of non-U.S. earnings at a cost lower than originally estimated due to an internal restructuring to simplify the Firm's legal entity organization in the U.K.

Page 9:
(1)
The quarters ended December 31, 2016, September 30, 2016 and December 31, 2015 include investment gains or losses for certain funds included in the Firm's consolidated financial statements for which the limited partnership interests in these gains or losses were reported in net income (loss) applicable to noncontrolling interests.

Page 10:
(1)	Net Flows by region for the quarters ended December 31, 2016, September 30, 2016 and December 31, 2015 were:
North America: $2.5 billion, $1.8 billion and $(4.5) billion
International: $5.5 billion, $2.1 billion and $3.5 billion
(2)
For the full year ended December 31, 2015, Alternative / Other products net flows include $4.6 billion of inflows related to the transfer of certain portfolio managers, and their portfolios, from Wealth Management to Investment Management.

(3)	Assets under management or supervision by region for the quarters ended December 31, 2016, September 30, 2016 and December 31, 2015 were:
North America: $269 billion, $270 billion and $263 billion
International: $148 billion, $147 billion and $143 billion

Page 11:
(1)
For the quarters ended December 31, 2016, September 30, 2016 and December 31, 2015, the U.S. Bank investment securities portfolio included held to maturity investment securities of $13.5 billion, $11.2 billion and $4.9 billion, respectively.

Definition of U.S. GAAP to Non-GAAP Measures

(a)
The Firm prepares its Consolidated Financial Statements using accounting principles generally accepted in the United States (U.S. GAAP).  From time to time, Morgan Stanley may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise.  The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial positions, or cash flows that is subject to adjustments that effectively exclude, or include amounts from the most directly comparable measure calculated and presented in accordance with U.S. GAAP.  Non-GAAP financial measures disclosed by Morgan Stanley are provided as additional information to investors and analysts in order to provide them with greater transparency about, or an alternative method for assessing, our financial condition, operating results, or prospective regulatory capital requirements.  These measures are not in accordance with, or a substitute for U.S. GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies.  Whenever we refer to a non-GAAP financial measure, we will also generally define it or present the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable U.S. GAAP financial measure.  In addition to the following notes, please also refer to the Firm's fourth quarter earnings release footnotes for such definitions and reconciliations.

(b)
The following are considered non-GAAP financial measures: earnings (losses) per diluted share excluding DVA, return on average common equity metrics, return on average common equity excluding DVA metrics, tangible common equity, tangible book value per common share and pre-tax margin.  These measures are calculated as follows:
- The earnings (losses) per diluted share amounts, excluding DVA for periods prior to January 1, 2016 represent net income (loss) applicable to Morgan Stanley, adjusted for the positive / (negative) impact of DVA, less preferred dividends divided by the average number of diluted shares outstanding.
- The return on average common equity equals annualized net income for the quarter of full year net income applicable to Morgan Stanley less preferred dividends as a percentage of average common equity.
- The return on average common equity excluding DVA for the periods prior to January 1, 2016 is adjusted for DVA in the numerator and denominator.
- Effective January 1, 2016, the Firm early adopted the provision of new accounting guidance that requires unrealized gains and losses from Morgan Stanley’s debt-related credit spreads and other credit factors (Debt Valuation Adjustments, or DVA) to be presented in other comprehensive income as opposed to net revenues and net income.  As a result of this adoption, the Firm has redefined the calculation of return on average common equity excluding DVA to adjust for DVA only in the denominator.
- Tangible common equity equals common equity less goodwill and intangible assets net of allowable mortgage servicing rights deduction.
- Tangible book value per common share equals tangible common equity divided by period end common shares outstanding.
- Pre-tax profit margin percentages represent income from continuing operations before income taxes as percentages of net revenues.

(c)
The fully phased-in Common Equity Tier 1 risk-based capital ratio and fully phased-in Supplementary Leverage Ratio are pro-forma estimates which represent non-GAAP financial measures that the Firm considers to be useful measures for evaluating compliance with new regulatory capital requirements that have not yet become effective.  Supplementary leverage ratio equals fully phased-in Tier 1 capital divided by the fully phased-in total supplementary leverage exposure.  For information on the calculation of regulatory capital and ratios for prior periods, please refer to Part II, Item 7 "Liquidity and Capital Resources—Regulatory Requirements" in the Firm's 2015 Form 10-K and Part I, Item 2 "Liquidity and Capital Resources—Regulatory Requirements" in the Firm's 10-Q for the quarter ended September 30, 2016.

Definition of Performance Metrics

(a)	Book value per common share equals common equity divided by period end common shares outstanding.
(b)
Firmwide regional revenues reflect the Firm's consolidated net revenues on a managed basis.  Further discussion regarding the geographic methodology for net revenues is disclosed in Note 21 to the consolidated financial statements included in the Firm's Annual Report on Form 10-K for the year ended December 31, 2015 (2015 Form 10-K).

(c)
The Firm’s binding risk-based capital ratios for regulatory purposes are the lower of the capital ratios computed under the (i) standardized approaches for calculating credit risk RWAs and market risk RWAs (the “Standardized Approach”); and (ii) applicable advanced approaches for calculating credit risk, market risk and operational risk RWAs (the “Advanced Approach”).  At December 31, 2016, the binding ratio is based on the Advanced Approach transitional rules. For information on the calculation of regulatory capital and ratios for prior periods, please refer to Part II, Item 7 "Liquidity and Capital Resources—Regulatory Requirements" in the Firm's 2015 Form 10-K and Part I, Item 2 "Liquidity and Capital Resources—Regulatory Requirements" in the Firm's 10-Q for the quarter ended September 30, 2016.

(d)
The global liquidity reserve, which is held within the bank and non-bank operating subsidiaries, is comprised of highly liquid and diversified cash and cash equivalents and unencumbered securities. Eligible unencumbered securities include U.S. government securities, U.S. agency securities, U.S. agency mortgage-backed securities, non-U.S. government securities and other highly liquid investment grade securities.

(e)	The Firm's goodwill and intangible balances utilized in the calculation of tangible common equity are net of allowable mortgage servicing rights deduction.
(f)
Institutional Securities net income applicable to noncontrolling interests primarily represents the allocation to Mitsubishi UFJ Financial Group, Inc. of Morgan Stanley MUFG Securities Co., Ltd., which the Firm consolidates.

(g)
VaR represents the loss amount that one would not expect to exceed, on average, more than five times every one hundred trading days in the Firm's trading positions if the portfolio were held constant for a one-day period. Further discussion of the calculation of VaR and the limitations of the Firm's VaR methodology, is disclosed in Part II, Item 7A "Quantitative and Qualitative Disclosures about Market Risk" included in the Firm's 2015 Form 10-K.

(h)	Annualized revenue per Wealth Management representative is defined as annualized revenue divided by average representative headcount.
(i)	Client assets per Wealth Management representative represents total client assets divided by period end representative headcount.
(j)	Wealth Management client liabilities reflect U.S. Bank lending and broker dealer margin activity.
(k)	Wealth Management fee-based client account assets represent the amount of assets in client accounts where the basis of payment for services is a fee calculated on those assets.
(l)	Wealth Management fee-based asset flows include net new fee-based assets, net account transfers, dividends, interest, and client fees and exclude institutional cash management related activity.
(m)	Investment Management Alternative/Other asset class includes products in Fund of Funds, Real Estate, Private Equity and Credit strategies, as well as Multi-Asset portfolios.
(n)
Investment Management net flows include new commitments, investments or reinvestments, net of client redemptions, returns of capital post-fund investment period and dividends not reinvested; and excludes the impact of the transition of funds from their commitment period to the invested capital period.

(o)	The share of minority stake assets represents Investment Management's proportional share of assets managed by entities in which it owns a minority stake.
(p)	U.S. Bank refers to the Firm’s U.S. Bank operating subsidiaries Morgan Stanley Bank, N.A. and Morgan Stanley Private Bank, National Association and excludes balances between Bank subsidiaries.
(q)
The Institutional Securities U.S. Bank other lending data includes activities related to commercial and residential mortgage lending, asset-backed lending, corporate loans purchased in the secondary market, financing extended to equities and commodities customers, and loans to municipalities.

(r)
The Firm’s capital estimation and attribution to the business segments are based on the Required Capital framework, an internal capital adequacy measure. This framework is a risk-based and leverage use-of-capital measure, which is compared with the Firm’s regulatory capital to ensure that the Firm maintains an amount of going concern capital after absorbing potential losses from stress events, where applicable, at a point in time.  The Firm defines the difference between its total Average Common Equity and the sum of the Average Common Equity amounts allocated to its business segments as Parent equity.  Effective January 1, 2016 the common equity estimation and attribution to the business segments is based on the Firm’s fully phased-in regulatory capital, including supplementary leverage and stress losses (which results in more capital being attributed to the business segments), whereas prior periods were attributed based on transitional regulatory capital provisions.  Also beginning in 2016, the amount of capital allocated to the business segments was set at the beginning of the year, and will remain fixed throughout the year until the next annual reset.  The Required Capital framework is expected to evolve over time in response to changes in the business and regulatory environment and to incorporate enhancements in modeling techniques.  For further discussion of the framework, refer to Part II, Item 7 “Liquidity and Capital Resources—Regulatory Requirements” in Morgan Stanley’s Annual Report on Form 10-K for the year ended December 31, 2015 and Part I, Item 2 "Liquidity and Capital Resources—Regulatory Requirements" in Morgan Stanley's Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.

(s)	Preferred stock dividend / other includes allocation of earnings to Participating Restricted Stock Units (RSUs).
(t)
The Firm calculates earnings per share using the two-class method as described under the accounting guidance for earnings per share.  For further discussion of the Firm's earnings per share calculations, see page 13 of the Financial Supplement and Note 15 to the consolidated financial statements in the Firm's 10-Q for the quarter ended September 30, 2016.

Legal Notice

This Financial Supplement contains financial, statistical and business-related information, as well as business and segment trends.
The information should be read in conjunction with the Firm's fourth quarter earnings press release issued January 17, 2017.